FORECAST AND OPTION AGREEMENT
Between
PMC-Sierra Corporation
And
PMC-Sierra Ltd.
And
Taiwan Semiconductor Manufacturing Co., Ltd.
October 14, 1999



*Confidential portions have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

                                TABLE OF CONTENTS

1.   TERMINATION OF THE OPTION AGREEMENTS..............................3
2.   DEFINITIONS.......................................................4
3.   VOLUME and forecast COMMITMENT....................................4
4.   WAFER PRICE.......................................................5
5.   OTHER PURCHASE TERMS AND CONDITIONS...............................5
6.   FAILURE TO PURCHASE THE CUSTOMERS COMMITTED CAPACITY;
     FIRST RIGHT OF REFUSAL............................................6
7.   TERM AND TERMINATION..............................................6
8.  LIMITATION OF LIABILITY............................................7
9.      NOTICE.........................................................7
10.     ENTIRE AGREEMENT...............................................8
11.     GOVERNING LAW..................................................8
12.     ARBITRATION....................................................8
13.     ASSIGNMENT.....................................................9
14.     CONFIDENTIALITY................................................9
15.     FORCE MAJEURE..................................................9
16.     OBLIGATION OF FUTURE PURCHASE..................................9
Exhibit A.............................................................11
Exhibit B.............................................................12

                          FORECAST AND OPTION AGREEMENT

      THIS TRI-PARTY AGREEMENT is made and becomes effective as of October 14, 1999(the "Effective Date") between:

     1. Taiwan Semiconductor Manufacturing Co., Ltd. ("TSMC"), a company organized under the laws of the Republic of China with its registered address at No. 121, Park Ave. 3, Science-Based Industrial Park, Hsinchu, Taiwan;

     2. PMC-Sierra Inc. ("PMC-Sierra"), a company organized under the laws of Delaware, with its registered address at 105-8555 Baxter Place, Burnaby, British Columbia, Canada, V5A 4V7, formerly known as Sierra Semiconductor Corporation, a company organized under the laws of California, with the registered address at 2222 Qume Drive, San Jose, CA 95131; and

     3. PMC-Sierra Ltd, a company organized under the laws of British Columbia, with its registered address at 105-8555 Baxter Place, Burnaby, British Columbia, Canada V5A 4V7, formerly known as PMC-Sierra, Inc., a company organized under the laws of Canada, with the same registered address as PMC-Sierra Ltd.

RECITALS


      WHEREAS PMC-Sierra and PMC-Sierra Ltd. understand that both entities are jointly and severally obligated to all terms and conditions specified under "Customers" and are collectively referred to as "Customers" herein;

      WHEREAS TSMC currently supplies Customers with wafers and Customers wish to increase the volume of wafers to be purchased from TSMC;


       WHEREAS the parties wish to terminate the Option Agreement and the Amendment to Option Agreement dated November 6, 1996 and July 21, 1997 respectively.


AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:


1.    TERMINATION OF THE OPTION AGREEMENTS

The parties agree to terminate the Option Agreement dated November 6, 1996 between Sierra Semiconductor Corporation and PMC-Sierra and TSMC and the Amendment to Option Agreement dated July 21, 1997 upon the Effective Date. The Parties agree that any rights and obligations accrued prior to the termination shall remain in effective except the option fees due thereunder.

2.    DEFINITIONS

    (a) "Base Capacity" used in this Agreement shall mean the capacity that TSMC agrees to provide, and Customers agree to purchase, in addition to the Option Capacity, pursuant to this Agreement.

    (b) "Customers Committed Capacity" used this Agreement shall mean the total capacity that Customers agree to purchase from TSMC pursuant to this Agreement, and is set forth in Exhibit A.

    (c) "Option Capacity" used in this Agreement shall mean the firm capacity commitment made by Customers pursuant to this Agreement, for which Capacity Customers agrees to pay TSMC a deposit in the amount of * per physical Wafer.

    (d) "Option Fee" used in this Agreement shall mean the deposit, * in total, that Customers have placed with TSMC.

    (e) "TSMC Committed Capacity" used in this Agreement shall mean the total capacity that TSMC agrees to provide to Customers pursuant to this Agreement, and is set forth in Exhibit A.

    (f) "Wafer" used in this Agreement shall mean the number of physical wafers. Any and all capacity commitments referred to in this Agreement shall be measured in physical Wafers.

3. VOLUME AND FORECAST COMMITMENT

(a) Monthly Forecast. Customers agree to provide to TSMC on a monthly basis a six-month rolling forecast of the number of wafers that Customers will purchase, with the committed volume for the first three (3) months. That is, Customers must purchase all of the quantity forecast for the delivery in the first three (3) months of the forecast. The forecast must be based on wafers out or deliveries expected to be made by TSMC.

(b) Quarterly Forecast. Customers agree to provide to TSMC on a quarterly basis an eighteen-month (6 quarters) rolling forecast of the number of wafers that Customers will purchase. Customers shall commit to the volume quantity stated in the first quarter. Customers shall commit to plus or minus ten percent (+10%) of the volume quantity stated in the second quarter. - Customers future forecasts shall be limited to plus or minus twenty-five percent (+25%) of the volume quantity stated in the - previous forecast for next two (2) quarters. Customer may modify its commitment on the remaining two (2) quarters at anytime subject to TSMC's acceptance. The forecast must be based on wafers out or deliveries expected to be made by TSMC. The last quarterly forecast preceding the end of any year, subject to acceptance by TSMC, shall be used to determine the final values of the Base Capacity and Option Capacity for the next calendar year for Exhibits A.

(c) Semi-Annual Forecast. Customers agree to provide to TSMC on a semi-annual basis a three (3) year rolling forecast of the number of wafers that Customers will purchase. The parties understand that there is no volume commitment tied to this semi-annual forecast and it shall be used for planning purposes only.



4.    WAFER PRICE

(a) The wafer prices for the Option Capacity shall not be more than TSMC's average wafer prices to other TSMC customers that are parties to option agreements similar to this Agreement) for the same technology, the same fab and the same period of time. In the event that the wafer prices for the Customers Committed Capacity do not comply with the preceding sentence, TSMC will make proper price changes for the unfilled orders, upon Customers' notice in writing.

(b) The parties shall negotiate in good faith each year the wafer prices for the Option Capacity for the following year, and if no agreement may be reached by the parties before October each year, the parties agree to submit the dispute to the binding arbitration pursuant to Section 13 below, and under such circumstances, neither party shall have the right to terminate this Agreement under Section 7 below.

5.    OTHER PURCHASE TERMS AND CONDITIONS


(a) Customers agree to purchase from TSMC the Customers Committed Capacity. TSMC agrees to provide to Customers the TSMC Committed Capacity, as set forth in Exhibit A. The parties agree that the Customers Committed Capacity and TSMC Committed Capacity shall be apportioned as set forth in Exhibit A. Customers agree that in any calendar year, the orders placed by Customers shall first apply to fulfill the Base Capacity portion of the Customers Committed Capacity, and then the Option Capacity portion thereof

(b) Customers have deposited a total sum of * with TSMC as set forth in the Option Agreement. TSMC hereby acknowledged receipt of the total sum as an Option Fee.

(c) TSMC will use commercially reasonable efforts to cause its fabs to be capable of producing wafers of more advanced specifications, as set forth in the TSMC Technology Road Map attached as Exhibit B.

(d) The Option Fee shall be repaid to Customers at the rate of * for each physical Wafer purchased in excess of 70% of the Base Capacity up to a maximum of 100% of the Base Capacity in any given twelve months of this Agreement, as shown in Exhibit A. The repayment of the Option Fee shall terminate upon (1) depletion of the amount of the Option Fee; (2) termination of this Agreement. Upon termination of this Agreement, except for cause, TSMC shall return to Customers any remaining amount of the Option Fee, or, Customers may at their option and with TSMC's agreement roll over any remaining amount of the Option Fee in any year to secure Wafer capacity in the year following the then last year of this Agreement. TSMC shall make applicable repayment on annual basis sixty (60) days after the year-end.


6.  FAILURE TO PURCHASE THE CUSTOMERS COMMITTED CAPACITY; FIRST RIGHT OF REFUSAL

(a) Customers shall notify TSMC of any changes from the annual total wafer requirement during the applicable year. TSMC has the right to use a third party to conduct audits on Customers' annual total wafer requirements with a thirty (30) days written notice to Customers.

(b) Customers have the right to carry forward any portion of the Customers Committed Capacity in the years 1998 through 2003 to the year 2004 with a three month written notice; provided that, the Customers' annual orders to TSMC represents at least 60% of the Customers total annual wafer requirement from outside sources. If Customers are unable to use any of the Customers Committed Capacity or TSMC's Committed Capacity in any year, Customers shall so notify TSMC immediately and TSMC shall have the right to sell such unneeded Capacity to third parties and such sale shall not result in or be construed as a breach of the terms of this Agreement.


7.    TERM AND TERMINATION

(a) The term of this Agreement shall commence from the Effective Date, and continue until December 31, 2003. Subject to TSMC's approval, Customers may elect to extend this Agreement for a full five year period by giving notice to TSMC at least thirty days prior to the anniversary date or the expiration date of this Agreement. In the event that any of the Customers Committed Capacity is carried forward to the year of 2004 pursuant to Subsection 6, this Agreement shall be extended to December 31, 2004 or until the full amount of the Option Fee has been refunded under the terms of this Agreement, whichever is the later.

(b) The parties shall review this Agreement annually within thirty days preceding the anniversary of this Agreement or at such time as is mutually agreed between TSMC and Customers. At such review, this Agreement may be amended by mutual agreement between TSMC and Customers, such amendment being reduced to writing and signed by both TSMC and Customers.

(c)      TERMINATION FOR OTHER BREACH OR FOR BANKRUPTCY
         Either party may terminate this Agreement if (i) the other party breaches any material provisions of this Agreement, and does not cure such breach within sixty (60) days from the date the breaching party receives a written notice of such breach, or (ii) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership or liquidation, if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

(d)      EFFECT OF TERMINATION
         The parties shall remain liable to the other party for any outstanding and matured rights and obligations at the time of termination. If termination is not for cause, or if customers terminate for cause, TSMC shall return applicable Option Fee pro-rated for that year in accordance to Section 5(d) of this Agreement within sixty (60) days following the date of termination. If TSMC terminates this Agreement due to material breach, TSMC shall have the sole discretion in determining either to refund the outstanding part of the Option Fee (i) in accordance to Section 5(d) of this Agreement or (ii) without interest within a period to be determined by TSMC but no later than two
         (2) years from the date of such material breach.


8.  LIMITATION OF LIABILITY

         In no event shall any party be liable for any indirect, special, incidental or consequential damages (including loss of profits and loss of use) resulting from, arising out of or in connection with either party's performance or failure to perform under this Agreement, or resulting from, arising out of or in connection with either party's producing, supplying, and/or sale of the wafers, whether due to a breach of contract, breach of warranty, tort, negligence, or otherwise.

9.  NOTICE

         All notices required or permitted to be sent by either party to the other party under this Agreement shall be sent by registered mail postage prepaid, or by personal delivery, or by fax. A confirmation copy shall follow any notice given by fax within ten (10) days. Unless changed by written notice given by either party to the other, the addresses and fax numbers of the respective parties shall be as follows:

         To TSMC:
         TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY, LTD.
         No. 121, Park Avenue 3
         Science-Based Industrial Park
         Hsinchu, Taiwan
         Republic of China                           FAX: 886-35-781545

         To Customers:
         PMC-Sierra Ltd.
         105-8555 Baxter Place
         Burnaby, BC Canada V5A 4V7                  FAX: 604-415-6207

         PMC-Sierra Inc.
         105-8555 Baxter Place
         Burnaby, BC Canada V5A 4V7                  FAX: 604-415-6207


10.  ENTIRE AGREEMENT

         This Agreement, including Exhibits A and B, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings, agreements, dealings and negotiations, oral or written, regarding the subject matter hereof. No modification, alteration or amendment of this Agreement shall be effective unless in writing and signed by all parties. No waiver of any breach or failure by either party to enforce any provision of this Agreement shall be deemed a waiver of any other or subsequent breach, or a waiver of future enforcement of that or any other provision.

11.  GOVERNING LAW

         This Agreement will be governed by and interpreted in accordance with the laws of the Republic of China.

12.  ARBITRATION

         Each party will make best efforts to resolve amicably any disputes or claims under this Agreement among the parties. In the event that a resolution is not reached among the parties within thirty (30) days after written notice by any party of the dispute or claim, the dispute or claim shall be finally settled by binding arbitration in Taipei under The Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with such rules. The arbitration proceeding shall be conducted in Republic of China in English. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

13.  ASSIGNMENT

      This Agreement shall be binding on and inure to the benefit of each party and its successors. No party shall assign any of its rights hereunder, nor delegate its obligations hereunder, to any third party, without the prior written consent of the other.

14.  CONFIDENTIALITY

      The parties shall keep in strict confidence the existence and contents of this Agreement, and take every precaution possible to prevent any unauthorized disclosure or use thereof. In the event disclosure is required by laws or governmental regulations, the disclosing party shall provide the opportunity to protest, participate in preparing disclosure or make reasonable changes hereto. Notwithstanding anything to the contrary stated in this Paragraph 14 Customers may disclose to their customer the general terms of this Agreement without quantifying the volumes, prices or delivery terms in this Agreement. All such disclosures by Customer shall be covered by a non-disclosure agreement between the Customer and its customer of substantially similar force and effect as the non-disclosure agreement signed between Customer and TSMC. Both parties agree that no disclosure of this Agreement or any matter relating hereto may be made without the disclosing party first providing the proposed disclosure to the other party two weeks in advance for written consent.

      Further, Customer may disclose to Customer's investors the fact that TSMC and Customer have amended and extended the former contract existing between them whereby TSMC has contracted to supply Customer which, according to Customers forecast and estimates, should substantially meet the needs of Customer through the calendar year 2003. In no event shall any specific quantities be disclosed to anyone without TSMC's prior written consent.

15.  FORCE MAJEURE

      Neither party shall be responsible for delays nor failure in performance resulting from acts beyond the reasonable control of such party. Such acts shall include but not limited to acts of God, war, riot, labor stoppages, governmental actions, fires, typhoons, floods, and earthquakes.

16.  OBLIGATION OF FUTURE PURCHASE

      Customers agree to tape out one hundred per cent (100%) of all new tapeouts until Customers purchase 60% of their total Wafer requirements from TSMC, including the Customers Committed Capacity requirement of this Agreement. Notwithstanding anything to the contrary in this Agreement, in the year prior to the expiration hereof, the parties agree to negotiate in good faith to enter into a new agreement under which Customers agree to contract TSMC to provide a minimum of 60% of Customers' total wafer requirements, provided that TSMC is able to continue to offer competitive technology, pricing, quality and delivery.

     IN WITNESS WHEREOF, the parties, have executed this Agreement as of the date first stated above.

TAIWAN SEMICONDUCTOR                                 PMC-SIERRA CORPORATION
MANUFACTURING CO., LTD.


BY:____________________                                 BY:____________________
     Ron Norris                                         Name:
     Sr. Vice President                                 Title:
     TSMC Ltd

                                                     PMC-SIERRA Ltd.
                                                        BY:_________________
                                                        Name:
                                                        Title:

               Exhibit A
            CUSTOMERS'/TSMC
          COMMITTED CAPACITY *


                                                  Unit:  K Physical Wafers
                                1998  1999  2000   2001  2002   2003  2004
                                ----  ----  ----   ----  ----   ----  ----

Base Capacity
(For Options)

% of Base Commit

% X Base Capacity

Option Capacity

TSMC Committed Capacity
(Base Capacity +
Option Capacity)

Customers Committed
Capacity
(X % Base Capacity +
Option Capacity)



*Confidential portions have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

          EXHIBIT B *




*Confidential portions have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.